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                                                                    EXHIBIT 99.1

                                 March 27, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         The certifications set forth below are hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the Annual Report on Form 10-K of Delta Air Lines, Inc. ("Delta") for the fiscal year ended December 31, 2002 (the "Report").

         Each of the undersigned, the Chairman of the Board and Chief Executive Officer, and the Executive Vice President and Chief Financial Officer, respectively, of Delta, hereby certifies that, as of the end of the period covered by the Report:

         1. such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta.



                                         /s/ Leo F. Mullin
                                         --------------------------------------
                                         Name:  Leo F. Mullin
                                         Chairman of the Board and
                                         Chief Executive Officer



                                         /s/ M. Michele Burns
                                         --------------------------------------
                                         Name:  M. Michele Burns
                                         Executive Vice President and
                                         Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Delta and will be retained by Delta and furnished to the Securities and Exchange Commission or its staff upon request.